EXHIBIT 5

                                 ROGER M. BARZUN
                                60 HUBBARD STREET
                          CONCORD, MASSACHUSETTS 01742

                                                     TELEPHONE:  (508) 287- 4275
                                                     FACSIMILE:  (508) 287- 4276


                                                                 August 23, 1996

Technology Service Group, Inc.
20 Mansell Court East - Suite 200
Roswell, Georgia 30076

Gentlemen:

I am General Counsel of Technology Service Group, Inc., (the "Company") and in that capacity, this opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about August 26, 1996 on behalf of the Company, under the Securities Act of 1933 relating to 835,000 shares (in the aggregate) of common stock, $0.01 par value per share, of the Company (the "Common Stock") issuable under the Company's 1994 Omnibus Stock Plan, 1995 Employee Stock Purchase Plan and 1995 Non-Employee Director Stock Option Plan (the "Plans").

I am familiar with the Company's Certificate of Incorporation, By-Laws and its corporate minute book as well as the Registration Statement. I have also examined such other documents, records, certificates and made such further investigation as I have deemed necessary for the purposes of this opinion.

 Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock to be sold by the Company pursuant to the Plans in the form in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be duly authorized, validly issued, fully paid and non-assessable.

I understand that this opinion is to be used in connection with the Registration Statement and accordingly I consent to the filing of this opinion as an exhibit to the Registration Statement. I further consent to the reference to me in Item 5. -- "Interests of Named Experts and Counsel" in Part II of the Registration Statement

Very truly yours,

/s/ Roger M. Barzun

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